EXHIBIT 99.1

        American River Bankshares Reaffirms its Stock Repurchase Program

Sacramento, CA, January 18, 2007 - American River Bankshares (NASDAQ-GS: AMRB) today announced that on January 17th the Board of Directors reaffirmed its intent to repurchase up to 5% of its outstanding shares annually.

Established on September 21, 2006, the stock repurchase program allows the Company to repurchase up to 5% of the outstanding shares of its common stock annually. It is part of the Company's commitment to provide value to the shareholders of American River Bankshares, which also includes strong earnings, cash and stock dividends.

"The Board and Executive Management of American River Bankshares continues to view share buybacks as a key component to producing value for our shareholders," said David T. Taber, President and CEO of American River Bankshares. "By reaffirming our stock repurchase program, we are increasing our leverage, which should have a positive impact on earnings per share and return on equity."

For the year ended December 31, 2006, the Company repurchased 258,600 shares totaling nearly $7,000,000 and provided a total shareholder return, including cash dividends, of 17.42%.

About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-231-6700 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement
-------------------------
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and in reports filed on its 2006 Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.


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